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                                                                    EXHIBIT 23.4

                            DEGOLYER AND MACNAUGHTON
                        4925 GREENVILLE AVENUE, SUITE 400
                                ONE ENERGY SQUARE
                               DALLAS, TEXAS 75206


                                 March 24, 2004


NEG Operating LLC
1400 One Energy Square
4925 Greenville Avenue
Dallas, Texas 75206

Ladies and Gentlemen:


         We hereby consent to the incorporation of the references to DeGolyer and MacNaughton and to the use by reference of information contained in our "Appraisal Report as of December 31, 2003 on Certain Properties owned by NEG Operating LLC" (our Report) in the "Supplementary Crude Oil and Natural Gas Reserves Information (Unaudited)" section of the NEG Operating LLC Annual Report on Form 10-K (the Annual Report). However, since the estimates of crude oil and natural gas reserves set forth in our Report have been combined with reserves estimates of other petroleum consultants, we are necessarily unable to verify the accuracy of the reserves estimates contained in the aforementioned Annual Report.

                                            Very truly yours,


                                             /s/ DeGolyer and MacNaughton
                                             ----------------------------
                                             DeGolyer and MacNaughton